Exhibit 10.36

INTERCOMPANY SERVICES EXTENSION AGREEMENT

This Extension Agreement dated as of January 1, 2012 is by and between Hallmark Cards, Incorporated (“Hallmark”) and Crown Media Holdings, Inc. (Crown Holdings”).

WHEREAS, Crown Holdings and Hallmark have previously entered into that certain Intercompany Services Agreement between the parties dated as of December 23, 2002, as subsequently extended and amended (the “Services Agreement”); and

WHEREAS, the parties desire to further extend the term of the Services Agreement;

NOW, THEREFORE, Crown Holdings and Hallmark hereby agree as follows:

The term of the Services Agreement shall be extended for an additional one (1) year period from the date hereof and shall automatically renew for successive one (1) year periods unless either party notifies the other party of its intent to terminate thirty (30) days prior to the start of any renewal term and subject to any earlier termination pursuant to the terms of the Services Agreement. All other terms and conditions of the Services Agreement will remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Extension Agreement as of the date set forth above.

HALLMARK CARDS, INCORPORATED

By:	/s/ B. Gardner

Title:	Executive Vice President

CROWN MEDIA HOLDINGS, INC.

By:	/s/ C. Stanford

Title:	Exec. VP